UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

BCB Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey 07002
Address of principal executive offices

(201) 823-0700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                       Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreements with John J. Brogan, Joseph Javitz and Sandra Sievewright.  On June 29, 2017, BCB Community Bank (the "Bank"), the wholly-owned subsidiary of BCB Bancorp, Inc. (the "Company"), entered into employment agreements (the "Agreements") with John J. Brogan and Sandra Sievewright and on June 30, 2017, with Joseph Javitz (collectively, "Executives"), effective as of July 1, 2017.  The term of the Agreements will be one year and will run from July 1, 2017 to June 30, 2018.  Under the Agreements, Mr. Brogan will serve as General Counsel of the Bank, Mr. Javitz will serve as Chief Lending Officer of the Bank and Ms. Sievewright will serve as Chief Risk Officer and Chief Compliance Officer of the Bank.  The Agreements provide Mr. Brogan with an annual base salary of $205,000, Mr. Javitz with an annual base salary of $237,600 and Ms. Sievewright with an annual base salary of $162,000.  The Executives will also be entitled to discretionary performance bonuses.  The bonuses for the Executives may be in amounts of up to 50% of their base salaries. In addition, the Executives are entitled to participate in the employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.  The Bank will also provide the Executives with life, medical, dental and disability coverage.

In the event of involuntary termination of employment for reasons other than cause, disability or death, the Executives will each receive cash lump sum payments equal to their base salaries.  In addition, Executives will receive continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of their Agreement, or (B) the date on which substantially comparable coverage is made available to them through their subsequent employment.

Upon the occurrence of a change in control of the Company or the Bank, the Executives will each receive a lump sum payment equal to their base salaries, which would be paid in lieu of the cash severance payment described above.  However, the change in control payments would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Addendum to the Employment Agreement with Thomas Coughlin. On June 29, 2017, the Bank entered into an addendum to the employment agreement, dated as of July 1, 2015 (the "Addendum"), with Thomas Coughlin, the Bank's Chief Executive Officer and President. All terms of such agreement remain the same other than Mr. Coughlin's annual base salary was increased to $432,000 effective July 1, 2017, and a clause related to arbitration has been added.

The foregoing description is qualified in its entirety by reference to the Agreements and the Addendum that are attached hereto as Exhibits 10.1, 10.2,10.3 and 10.4 and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.  Not applicable.
(b) Pro Forma Financial Information.  Not applicable.
(c) Shell Company Transactions.  Not applicable.
(d) Exhibits.

Exhibit Number Description

Exhibit 10.1	Employment Agreement between BCB Community Bank and John J. Brogan dated June 29, 2017

Exhibit 10.2	Employment Agreement between BCB Community Bank and Sandra Sievewright dated June 29, 2017

Exhibit 10.3	Addendum to the Employment Agreement between BCB Community Bank and Thomas Coughlin dated June 29, 2017

Exhibit 10.4	Employment Agreement between BCB Community Bank and Joseph Javitz dated June 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     BCB BANCORP, INC.

DATE: June 30, 2017 By: /s/ Thomas P. Keating
                                                                                       Thomas P. Keating
                                                                                       Senior Vice President
                                                                                       and Chief Financial Officer